                                                                    Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                          AIG Capital Corporation

Address of Joint Filer:                       c/o American International Group, Inc.
                                              180 Maiden Lane
                                              New York, NY  10038

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     Springleaf Holdings, Inc. [LEAF]

Date of Event Requiring Statement:
(Month/Day/Year):                             10/15/2013

Designated Filer:                             American International Group, Inc.